EXHIBIT 4.4

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 20, 2015, among Platform Specialty Products Corporation, a Delaware corporation (the “Platform”), each of the subsidiaries of Platform identified as a “Subsequent Guarantor” on the signature pages of this Supplemental Indenture (each, a “Subsequent Guarantor”), the other Guarantors (as defined in the Indenture referred to herein), Computershare Trust Company, N.A., as trustee under the Indenture (the “Trustee”) and Société Générale Bank & Trust, as paying agent, registrar and transfer agent (the “EUR Agent”).

W I T N E S S E T H:

WHEREAS, PSPC Escrow Corp. has heretofore executed and delivered to the Trustee an indenture (the “Initial Indenture”), dated as of February 2, 2015, as supplemented by a First Supplemental Indenture, dated as of February 13, 2015, among the Company, the Guarantors party thereto, the Trustee and the EUR Agent (the “First Supplemental Indenture”, and together with the Initial Indenture, the “Indenture”) providing for the issuance of U.S. dollar-denominated 6.500% Senior Notes due 2022 and euro-denominated 6.000% Senior Notes due 2023 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Subsequent Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsequent Guarantors shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);

WHEREAS, in accordance with Sections 9.01(a) and 9.01(k) of the Indenture, the parties desire to clarify an ambiguity in the Indenture to make clear that any and all future supplemental indentures entered into for the sole purpose of adding subsequent guarantors shall not require the signature of any existing Guarantor previously a party to the Indenture;

WHEREAS, in accordance with Section 9.01(a) of the Indenture, the parties desire to clarify an ambiguity, mistake and inconsistency in the Indenture relating to the timing of the delivery of an opinion to the Trustee in connection with a new Guarantee by a Domestic Restricted Subsidiary; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsequent Guarantors, the Guarantors, the Company, the Trustee and the EUR Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. SUPPLEMENTAL INDENTURES.

(a)     The last paragraph of Section 9.01 of the Indenture is hereby amended by adding the words “party thereto” after the words “the Trustee will join with the Company and the Guarantors”.

(b)     The last paragraph of Section 9.01 of the Indenture is hereby further amended by adding the following sentence at the end of such paragraph:

“For the avoidance of doubt, and notwithstanding any references which may be contained in the Indenture, including Exhibit F thereto entitled “Form of Supplemental Indenture to be Delivered by Subsequent Guarantors”, to the contrary, any supplemental indenture, the sole effect of which is to add one or more new Guarantors, is not required to be executed and delivered by any then-existing Guarantor.”

(c)     The preamble contained in Exhibit F to the Indenture is hereby amended by deleting the words “the other Guarantors (as defined in the Indenture referred to herein),” before the words “Computershare Trust Company, N.A.”
(d)     The fourth recital contained in Exhibit F to the Indenture beginning with “NOW, THEREFORE” is hereby amended by deleting the words “, the other Guarantors” before the words “and the Trustee”.

3. ADDITIONAL NOTE GUARANTEES. Section 4.16(a) of the Indenture is hereby amended by replacing the words “it was acquired or created” on the seventh line thereof with the words “such Domestic Restricted Subsidiary incurred material Indebtedness, had Indebtedness under the Credit Facilities or guaranteed Indebtedness of the Company or any Guarantor,”.

4. AGREEMENT TO GUARANTEE. Each of the Subsequent Guarantors hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

5. NO RECOURSE AGAINST OTHERS. No past, present, or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, or any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

6. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be deemed an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsequent Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PLATFORM SPECIALTY PRODUCTS CORPORATION,

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Senior Vice President

ARYSTA LIFESCIENCE NORTH AMERICA, LLC,
as a Subsequent Guarantor

By: /s/ Nicole Kroner
Name: Nicole Kroner
Title: Finance Director

ARYSTA LIFESCIENCE AMERICA INC.,
as a Subsequent Guarantor

By: /s/ Toyokasu Matsumoto
Name: Toyokasu Matsumoto
Title: President

ARYSTA LIFESCIENCE MANAGEMENT COMPANY, LLC,
as a Subsequent Guarantor

By: /s/ Wayne Hewett
Name: Wayne Hewett
Title: Manager

ARYSTA LIFESCIENCE NA HOLDING LLC,
as a Subsequent Guarantor

By: /s/ Nicole Kroner
Name: Nicole Kroner
Title: Treasurer

ROCKVILLE VENTURE, LLC,
as a Subsequent Guarantor

By: MacDermid, Incorporated, its sole member

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Senior Vice President

VERNON-ROCKVILLE VENTURE, LLC,
as a Subsequent Guarantor

By: Rockville Venture, LLC, its sole member

By: MacDermid, Incorporated, its sole member

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Senior Vice President

MACDERMID, INCORPORATED,
as Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Senior Vice President

MACDERMID HOLDINGS, LLC,
as Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer

PLATFORM DELAWARE HOLDINGS, INC.,
as Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Secretary

DYNACIRCUITS, LLC,
as Guarantor

By: MacDermid, Incorporated, its member

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Senior Vice President

By: Echo International, Inc., its member

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

MACDERMID INTERNATIONAL PARTNERS,
as Guarantor

By: MacDermid, Incorporated, its partner

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: Chief Financial Officer and Senior Vice President

By: MacDermid Overseas Asia Limited, its partner

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

W. CANNING LTD.,
as Guarantor

By: MacDermid Houston, Inc., its General Partner

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

By: MacDermid Texas, Inc., its Limited Partner

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

AUTOTYPE HOLDINGS (USA) INC.
BAYPORT CHEMICAL SERVICE, INC.
CANNING GUMM, LLC
DUTCH AGRICULTURAL INVESTMENT PARTNERS LLC
ECHO INTERNATIONAL, INC.
MACDERMID ACUMEN, INC.
MACDERMID AGRICULTURAL SOLUTIONS, INC.
MACDERMID ANION, INC.
MACDERMID AUTOTYPE INCORPORATED
MACDERMID BRAZIL, INC.
MACDERMID GROUP, INC.
MACDERMID HOUSTON, INC.
MACDERMID INTERNATIONAL INVESTMENTS, LLC
MACDERMID INVESTMENT CORP.
MACDERMID MAS LLC
MACDERMID OFFSHORE SOLUTIONS, LLC
MACDERMID OVERSEAS ASIA LIMITED
MACDERMID PRINTING SOLUTIONS ACUMEN, INC.
MACDERMID PRINTING SOLUTIONS, LLC
MACDERMID PUBLICATION & COATING PLATES, LLC
MACDERMID SOUTH AMERICA, INCORPORATED
MACDERMID SOUTH ATLANTIC, INCORPORATED
MACDERMID TEXAS, INC.
MACDERMID US HOLDINGS, LLC
MRD ACQUISITION CORP.
NAPP PRINTING PLATE DISTRIBUTION, INC.
NAPP SYSTEMS INC.
SPECIALTY POLYMERS, INC.
W. CANNING INC.
W. CANNING USA, LLC

each, as a Guarantor

By: /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title: President

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By: /s/ Michael A. Smith
Name: Michael A. Smith
Title: Trust Officer

SOCIÉTÉ GÉNÉRALE BANK & TRUST,
as paying agent, registrar and transfer agent

By /s/ Benoît Willers
Name: Benoît Willers
Title: Head of Custody and Issuer Services